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                                  Exhibit H(1)

                                   APPENDIX A
                                       TO
                            THE DELEGATION AGREEMENT
                                     BETWEEN
       NORTHWESTERN MUTUAL SERIES, INC. ON BEHALF OF EACH OF THE SERIES OF
                               STOCK (THE"FUNDS")
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                               Dated as of 5/1/03

The following is a list of Funds for which the Delegate shall act as Foreign Custody Manager pursuant to the Foreign Custody Manager Delegation Agreement dated as of 9/9/97 "the Agreement":

                        AGGRESSIVE GROWTH STOCK PORTFOLIO

                           ASSET ALLOCATION PORTFOLIO

                               BALANCED PORTFOLIO

                   CAPITAL GUARDIAN DOMESTIC EQUITY PORTFOLIO

                             GROWTH STOCK PORTFOLIO

                            HIGH YIELD BOND PORTFOLIO

                         INTERNATIONAL GROWTH PORTFOLIO

                              SELECT BOND PORTFOLIO

                     T ROWE PRICE SMALL CAP VALUE PORTFOLIO

                FRANKLIN TEMPLETON INTERNATIONAL EQUITY PORTFOLIO

                    ALLIANCEBERNSTEIN MIDCAP VALUE PORTFOLIO

                      JANUS CAPITAL APPRECIATION PORTFOLIO

                      T. ROWE PRICE EQUITY INCOME PORTFOLIO

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX A to be executed in its name and on behalf of each such Fund/Portfolio.

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NORTHWESTERN MUTUAL                          BROWN BROTHERS HARRIMAN & CO.
SERIES, INC. ON BEHALF OF
EACH OF THE SERIES OF
STOCK (THE"FUNDS") LISTED
ON THIS APPENDIX A TO THE
DELEGATION AGREEMENT

BY:                                          BY:
  -----------------------------                 --------------------------------
NAME:  Mark G. Doll                          NAME:
TITLE: Vice President                        TITLE: